UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact name of Registrant as Specified in Its Charter)

Maryland (Sotherly Hotels Inc.) Delaware (Sotherly Hotels LP)	001-32379 (Sotherly Hotels Inc.) 001-36091 (Sotherly Hotels LP)	20-1531029 (Sotherly Hotels Inc.) 20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

306 South Henry Street, Suite 100 Williamsburg, Virginia		23185
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (757) 229-5648

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Sotherly Hotels Inc.    ☐Sotherly Hotels LP    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Sotherly Hotels Inc.    ☐Sotherly Hotels LP    ☐

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SOHO	The NASDAQ Stock Market LLC
8.0% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHOB	The NASDAQ Stock Market LLC
7.875% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHOO	The NASDAQ Stock Market LLC
8.25% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHON	The NASDAQ Stock Market LLC

Item 1.02	Termination of a Material Definitive Agreement.

Background

Sotherly Hotels Inc., a Maryland corporation (the “Company”), Sotherly Hotels LP, a Delaware limited partnership of which the Company is the sole general partner (the “Operating Partnership” and, together with the Company and subsidiaries of the Operating Partnership, “we,” “our” and “us”), and MHI Hospitality TRS, LLC (the “TRS”), a subsidiary of the Operating Partnership, were party to (a) a master agreement (the “Master Agreement”), dated December 15, 2014, and (b) a series of individual hotel management agreements, each with MHI Hotels Services LLC, which does business as Chesapeake Hospitality (“Chesapeake”), pursuant to which Chesapeake managed the majority of the Company’s hotels.  Under its terms, the Master Agreement was to remain in effect for so long as any individual hotel management agreement was effective.  On January 1, 2020, the individual hotel management agreements for ten of our hotels expired according to their terms and management of those hotels was transitioned to a different manager, Our Town Hospitality LLC (“Our Town”).

Termination of the Master Agreement

Effective April 1, 2020, Chesapeake no longer serves as manager for any of our properties and management of the remaining properties that had been managed by Chesapeake were transitioned to Our Town.  Upon the termination of the last remaining individual hotel management agreements with Chesapeake, the Master Agreement automatically terminated in accordance with its terms.  In connection with the termination of the individual hotel management agreements with Chesapeake, we paid Chesapeake approximately $0.2 million in aggregate termination fees.  As of April 1, 2020, Our Town manages eleven of our twelve wholly-owned hotels, as well as our two condominium hotel rental programs.  Highgate Hotels, L.P. manages one of our wholly-owned hotels, the Hyatt Centric Arlington.

Chesapeake is owned and controlled by individuals including Kim E. Sims and Christopher L. Sims, each a former director of Sotherly and a sibling of our Chairman.  As of December 31, 2019, each of Kim E. Sims and Christopher L. Sims beneficially owned, directly or indirectly, approximately 24.8% of the total outstanding ownership interests of Chesapeake.  Prior to the sale of his outstanding ownership interests in November 2019, Andrew M. Sims, our Chairman, owned approximately 19.3% of the total outstanding ownership interests of Chesapeake, all of which have since been sold.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: April 2, 2020	SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer
SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

	By:	/s/ Anthony E. Domalski
Anthony E. Domalski
Chief Financial Officer

2